Glu Announces Appointment of New Board Member

SAN MATEO, Calif. – May 10, 2010 – Glu Mobile Inc. (NASDAQ:GLUU), a leading global publisher of mobile games, today announced the appointment of Matthew Drapkin to its Board of Directors. This appointment expands the number of directors on Glu’s Board from eight to nine.

“We are very pleased to have Matthew Drapkin join our Board of Directors,” stated William J. Miller, Chairman of Glu. “Matthew brings a wealth of financial, operational and strategic expertise to the Board. We are confident he will be a valuable resource for the Company as we continue to focus on executing our growth strategy and building stockholder value over the long-term.”

Matthew Drapkin has been a partner at Greenway Capital, a private investment firm, since December 2009. Previously, Mr. Drapkin served as head of research, special situations, and private equity at ENSO Capital, a New York based hedge fund, from March 2008 to October 2009. From January 2003 to March 2008, Mr. Drapkin worked at MacAndrews & Forbes, a private equity firm, where he most recently served as the Senior Vice President, Corporate Development, responsible for sourcing, evaluating, and executing investment opportunities. Prior to MacAndrews, Mr. Drapkin served as general manager of two of Conde Nast publication’s wholly-owned Internet sites and as an investment banker at Goldman, Sachs & Co. He has a Masters of Business Administration, Finance from Columbia University School of Business, a Juris Doctor from Columbia University School of Law and a Bachelor of Arts degree in American History from Princeton University. Mr. Drapkin serves on the board of directors of Plato Learning (NASDAQ:TUTR) and Alloy, Inc. (NASDAQ:ALOY) and the Columbia Law School Board of Visitors.

About Glu Mobile
Glu (NASDAQ:GLUU) is a leading global publisher of mobile games for feature phones and smartphones. Its portfolio of top-rated games includes original titles Beat It!, Bonsai Blast, Brain Genius, Glyder, Stranded, Super K.O. Boxing! and titles based on major brands from partners including Activision, Atari, Fox Mobile Entertainment, Harrah’s, Hasbro, Konami, Microsoft, PlayFirst, PopCap Games, SEGA, Sony and Warner Bros. Founded in 2001, Glu is based in San Mateo, Calif. and has offices in Brazil, Canada, Chile, China, England, France, Germany, Italy, Russia and Spain. Consumers can find high-quality, fresh entertainment created exclusively for their mobile phones wherever they see the ‘g’ character logo or at www.glu.com. For live updates, please follow Glu via Twitter at www.twitter.com/glumobile or become a Glu fan at Facebook.com/glumobile.

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BONSAI BLAST, BRAIN GENIUS, GLU, GLU MOBILE, STRANDED, SUPER K.O. BOXING! and the ‘g’ character logo are trademarks of Glu Mobile Inc.

Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements, including our expectation that Mr. Drapkin will be a valuable resource to Glu and statements regarding our ability to execute on our growth strategy and build stockholder value over the long-term. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risk that growth of smartphones and advanced networks does not grow as significantly as we anticipate or that we will be unable to capitalize on any such growth; the risk that we may have insufficient working capital to effectively execute our business strategy, including expanding our smartphone studio capacity and focusing on our new social, persistent product strategy, while continuing to address our traditional carrier-based business, and that, even if we do execute our business strategy, we may not derive the revenues that we expect; and other risks detailed under the caption “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on March 31, 2010 and our other SEC filings. You can locate these reports through our website at http://www.glu.com/investors. We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

Media:
Glu Mobile Inc.
Kathy de Leon, 650-532-2421
kathy.deleon@glu.com

or

Investor Relations:
ICR
Seth Potter, 646-277-1230
ir@glu.com